Exhibit 5.1

DRAFT 16 JANUARY 2025

[  ] January 2025

Agroz Inc.

P.O. Box 31119

Grand Pavilion, Hibiscus Way

802 West Bay Road, Grand Cayman, KY1-1205

Cayman Islands

Dear Sirs and Mesdames

Agroz Inc. (the “Company”)

1. Background

We have acted as counsel as to Cayman Islands law to the Company in connection with the listing of securities of the Company pursuant to the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Act”) (including its exhibits, the “Registration Statement”) for the purposes of, registering with the Commission under the Act, the offering and sale to the public of Ordinary Shares, par value US$0.0001 per Ordinary Share, of the Company (the “Securities”).

This opinion letter (this “Opinion”) is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Capitalised terms used in this Opinion shall have the meanings ascribed to them in this Opinion and/or the Schedules to this Opinion.

“Carey Olsen” in the Cayman Islands is the business name of Carey Olsen Cayman Limited, a body corporate recognised under the Legal Practitioners (Incorporated Practice) Regulations (as revised). The use of the title “Partner” is merely to denote seniority. Services are provided on the basis of our current terms of business, which can be viewed at: http://www.careyolsen.com/terms-business. CO Services Cayman Limited is regulated by the Cayman Islands Monetary Authority as the holder of a corporate services licence (No. 624643) under the Companies Management Act (as revised).

2. Scope of Opinion

This Opinion is given only on the laws of the Cayman Islands in force at the date of this Opinion and is based solely on matters of fact known to us at the date of this Opinion. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands (such laws or regulations other than those of the Cayman Islands, collectively, “Foreign Laws”). We express no opinion as to matters of fact or, unless expressly stated otherwise, the veracity of any representations or warranties given in or in connection with any of the documents set out in Schedule 1.

3. Documents Reviewed and Enquiries Made

In giving this Opinion we have reviewed originals, copies, conformed copies, certified copies or notarised copies of the documents set out in Schedule 1.

4. Assumptions and Qualifications

This Opinion is given on the basis that the assumptions set out in Schedule 2 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Schedule 3.

5. Opinions

We are of the opinion that:

5.1 Due incorporation, existence and status

The Company has been duly incorporated as an exempted company with limited liability under the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), is validly existing and was, as of the date of the Certificate of Good Standing, in good standing with the Registrar.

5.2 Issuance of Securities

Subject to the number of Securities never exceeding the authorised share capital of the Company available for issuance, the Securities to be offered and issued by the Company, as contemplated by the Registration Statement, will be duly authorised for issue, and when issued by the Company against payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement, such Securities will be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

5.3 Taxation

There is currently no form of income, inheritance, gift, withholding, corporate or capital gains tax applicable to the Company in the Cayman Islands.

6. Reliance

Except as specifically referred to in this Opinion we have not examined, and give no opinion on, any contracts, instruments or other documents. We do not give any opinion on the commercial merits of any transaction contemplated or entered into under or pursuant to the Registration Statement.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the laws of the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion. We assume no responsibility to advise any person entitled to rely on this Opinion, or to undertake any investigations, as to any change in Cayman Islands law (or its application) or factual matters arising after the date of this Opinion, which might affect the opinions set out herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 and Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Notwithstanding the foregoing however, this Opinion is addressed to, and is solely for the benefit of, the addressee and may not be relied upon by any other person without our prior written consent.

Yours faithfully,

Carey Olsen

SCHEDULE 1

DOCUMENTS REVIEWED

A. Documents Reviewed

1.	The certificate of incorporation of the Company dated 8 August 2023 and the Amended and Restated Memorandum and Articles of Association of the Company adopted on [ ] January 2025, included as Exhibit 3.2 to the Registration Statement, to be in effect upon the consummation of the sale of the Securities in accordance with the Registration Statement (collectively, the “Articles”).

2.	A certificate of good standing relating to the Company issued by the Registrar of Companies of the Cayman Islands (the “Registrar”) dated [ ] January 2025 (the “Certificate of Good Standing”).

3.	The register of members of the Company certified as a true copy thereof on [ ] January 2025 (the “Register of Members”).

4.	The unanimous written resolutions of the directors of the Company (the “Directors”) passed on [ ] January 2025 (the “Resolutions”).

5.	Minutes of a meeting of the shareholders of the Company (the “Shareholders”) held on [ ] January 2024 (the “Shareholder Meeting”).

6.	The Registration Statement.

B. Scope

The above are the only documents we have examined for the purposes of this Opinion.

SCHEDULE 2

ASSUMPTIONS

1.	No invitation, whether directly or indirectly, has been made to the public in the Cayman Islands to subscribe for the Securities.

2.	The conformity to the original documents of all copy documents supplied to us (whether in hard or soft copy format).

3.	The authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies.

4.	The genuineness of all signatures, stamps, initials, seals, dates and markings on documents submitted to us.

5.	Where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen.

6.	There is no document or other information or matter that has not been provided or disclosed to us, which could affect the accuracy of this Opinion.

7.	No Foreign Law qualifies or affects this Opinion.

8.	There is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Articles) which may limit the Company's ability to issue the Securities.

9.	The Articles will be the memorandum and articles of association of the Company in effect at the time of the issuance of the Securities and the number of Securities at the time of issuance shall not exceed the then-authorised share capital of the Company available for issuance.

10.	The Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way.

11.	The minutes of the Shareholder Meeting are a true and correct record of the proceedings of the Shareholder Meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Articles. The resolutions set out in the minutes of the Shareholder Meeting remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way.

12.	The power and authority of the Company and the Directors have not been restricted in any way other than as set out in the Articles.

13.	The Directors at the date hereof are, and at the date of the Resolutions were: Gerard Lim Kim Meng and Lim Chun Hoo.

14.	There is nothing in the corporate records or minute book of the Company (which we have not inspected) which would affect this Opinion.

schedule 3

QUALIFICATIONS

1.	In order to maintain the Company in good standing with the Registrar, annual fees must be paid and annual filings must be made with the Registrar within the prescribed periods.

2.	Any issue of Securities or alteration to the status of the members of the Company will be void if made:

(a)	without the consent of the court and after the date of the commencement of a winding up of the Company by the court; or

(b)	without the consent of the liquidator and after the commencement of a voluntary winding up of the Company.

3.	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and for the purposes of the opinion given in paragraph 5.2, there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Securities, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

4.	In this Opinion, the phrase “non-assessable” means, with respect to the issuance of Securities, that a shareholder shall not, in respect of the relevant Securities and in the absence of a contractual arrangement or an obligation pursuant to the memorandum and articles of association to the contrary, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).